UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	123 Main Street, Suite 750 White Plains, New York	10601
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 26, 2010, the Board of Directors of CMS Bancorp, Inc. (the “Company”) and the Board of Directors of the Company’s wholly-owned subsidiary, Community Mutual Savings Bank (the “Bank”) (collectively, the “Boards”) approved several actions affecting the various committees of each Board. Specifically, effective January 1, 2011, the Boards approved: (1) a reallocation of resources among committees; (2) a consolidation of the Human Resources, Governance and Compliance committees into a single committee for each Board; and (3) the following retainers for 2011 which, except for the Chairman of the Company’s and Bank’s Boards, are new retainer amounts:

•	The Chairman of the respective Boards for each of the Company and Bank shall receive $25,000 (same as 2010);

•	The Chairperson of the Company’s and Bank’s Audit committees shall receive $10,000;

•	The Chairperson of the Company’s and Bank’s Compensation committees shall receive $5,000;

•	The Chairperson of the Bank’s Loan committee shall receive $5,000;

•	The Chairperson of the Bank’s Strategic Planning and Budget committee shall receive $2,500; and

•	The Chairperson of the Company’s and Bank’s Governance and Compliance committees shall receive $2,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

October 29, 2010	/s/ STEPHEN DOWD
(Date)	Stephen Dowd
Senior Vice President and Chief Financial Officer